SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 3,
1999


YORK FINANCIAL CORP.
(Exact name of Registrant as specified in its charter)

Commission File No. 0-14995

Pennsylvania
(State or other jurisdiction of
incorporation or organization)

23-2427539
(I.R.S. employer identification number)

101 South George Street York, Pa.  17401
(Address of principal executive offices)
(Zip code)


(717) 846-8777
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Item 5.  Other Events

See the following press release, dated February 3, 1999 announcing a stock repurchase program.

Contact:  Robert W. Pullo, President
(717) 846-8777

For Release:  Immediately
February 3, 1999

YORK FINANCIAL CORP. ANNOUNCES
STOCK REPURCHASE PLAN

York Financial Corp., parent company of York Federal Savings and Loan Association, announced that its Board of Directors has authorized the repurchase of up to 485,000 of its outstanding shares of common stock on the open market.
Under the repurchase plan, share purchases may be made from time to time depending on market and business conditions over the next six month period.

"The Board's approval of this program reflects a strong belief in York Financial Corp.'s future. We feel that the current valuation in no way reflects the underlying, long-term value of our Company.", said Robert W. Pullo, President and CEO of York Financial Corp.

York Financial Corp. has assets of $1,262,000,000 at December 31, 1998 and operates through its principal subsidiary York Federal Savings and Loan Association which has 23 branches in South Central Pennsylvania and 2 branches in Harford County, Maryland. York Financial is the largest independent financial institution headquartered in York County, Pennsylvania.

For more information about York Financial Corp., please visit our web site at www.yorkfed.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


York Financial Corp.
(Registrant)

Date February 9, 1999

/s/ Robert W. Pullo
Robert W. Pullo
President - Chief Executive Officer

Date February 9, 1999

/s/ James H. Moss
James H. Moss
Senior Vice President -
Chief Financial Officer/Treasurer